UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 7, 2007

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 7, 2007, BUCA, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal 2007 and the first two quarters of fiscal 2007, a copy of which is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2007, Kaye R. O’Leary, the Company’s Chief Financial Officer, and Cynthia C. Rodahl, the Company’s Chief Family Resources Officer, announced that they intend to resign from their positions as executive officers of the Company on or before December 31, 2007. The Company expects that the two will begin a transition of their responsibilities to their anticipated successors shortly. The Company expects to name Dennis J. Goetz, currently the Company’s Chief Accounting Officer, as the Company’s Chief Financial Officer and expects that Anthony K. Jones, currently the Company’s Senior Director of Family Resources, will assume the duties as the Company’s head of family resources.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated August 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman and Chief Executive Officer